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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

Amendment to Amended and Restated Research Collaboration and License Agreement

This Amendment (this “Amendment”) to the Amended and Restated Research Collaboration and License Agreement is made as of August 4, 2025, by and between Gilead Sciences, Inc., a corporation organized and existing under the laws of Delaware, having an address at 333 Lakeside Drive, Foster City, CA 94404 (“Gilead”) and Tango Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, having an address at 201 Brookline Ave, Suite 901, Boston, MA 02215 (“Tango”). Capitalized terms used, but not otherwise defined herein, shall have the meaning set forth in the Agreement.

WHEREAS, Gilead and Tango entered into that certain Amended and Restated Research Collaboration and License Agreement dated August 17, 2020, as amended (the “Agreement”), pursuant to which Tango agreed to conduct the Research Collaboration during the Research Term, which Research Term was initially intended to expire on August 17, 2027; and

WHEREAS, Tango and Gilead have mutually agreed that the Research Term shall expire early, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Research Term. The second sentence of Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Research Collaboration shall commence on the Amendment Date and shall end on August 4, 2025 (such date, the “RT End Date” and such period, the “Research Term”).”

The Parties acknowledge and agree that there are no Extended Targets, Reserved Targets, Program Option Targets, or Validated Targets, as of the RT End Date.

2.
Reporting. Section 2.3.4(b) of the Agreement is hereby deleted in its entirety.

3.
Gilead Targets. The second sentence of Section 1.135 of the Agreement is hereby deleted in its entirety and replaced with the following:

“As of the RT End Date, the only Gilead Targets under this Agreement are [***].”

4.
Governance. In accordance with Section 4.2 of the Agreement, effective as of the RT End Date, the Parties hereby (a) dissolve the JRDC in its entirety, and (b) dissolve the JSC until such time that a JDC or JCC is established pursuant to the terms of the Agreement. From and after the RT End Date, until such time that the JSC is reestablished (if applicable), all

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communications that would have gone through the JSC shall be with and through the Alliance Managers.

5.
Screens. Section 5.5.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“During the Research Term only, neither Party will use or deploy any Screen for any purpose in the Exclusive Field, except to: (a) identify and develop Validated Targets; and (b) research, develop, manufacture, or commercialize Gilead Products or Tango Products, in each case ((a) and (b)), to the extent permitted pursuant to the terms of this Agreement.”

6.
Research and Development Cross-Licenses. Effective as of the RT End Date, the cross-licenses granted under Section 5.3.1 of the Agreement by each Party to conduct their respective activities under the Research Plan or applicable Development Plan shall terminate.

7.
Entire Agreement. Except as amended pursuant to this Amendment, all other terms, conditions and provisions of the Agreement shall continue in full force and effect as provided therein. In the event of a conflict between the terms, conditions and provisions of this Amendment or the Agreement, the terms, conditions and provisions of this Amendment shall prevail.

8.
Governing Law and Dispute Resolution. Sections 15.4 and 15.5 of the Agreement are hereby incorporated into this Amendment by reference, mutatis mutandis.

9.
Miscellaneous and Counterparts. Sections 1.308, 15.1, 15.3, 15.8, 15.9 15.10, 15.13 and 15.16 - 15.10 are hereby incorporated into this Amendment by reference mutatis mutandis. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same agreement. The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission in portable document format (PDF) by any electronic means shall be sufficient to bind the Parties to the terms of this Amendment.

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IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives as of the date below.

tANGO THERAPEUTICS, iNC.	GILEAD SCIENCES, INC.
By:_/s/ Barbara Weber__________________ Name:_ Barbara Weber_________________ Title: _Chief Executive Officer____________ Date:_August 4, 2025___________________	By _/s/ Hiro Koizumi_________________ Name:_ Hiro Koizumi________________ Title: _Vice President, Alliance Management Date: _August 1, 2025___________________